Exhibit 99.1

SIXTH AMENDMENT TO AMENDED AND RESTATED
CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of September 19, 2006, is made by and between CIBER, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, N.A. (the “Lender”).

Recitals

The Borrower and the Lender are parties to an Amended and Restated Credit and Security Agreement dated as of August 15, 2003, as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement, dated as of March 31, 2004, that certain Second Amendment to Amended and Restated Credit and Security Agreement, dated as of October 1, 2004, that certain Third Amendment to Amended and Restated Credit and Security Agreement, dated as of March 31, 2005, that certain Fourth Amendment to Amended and Restated Credit and Security Agreement, dated as of July 11, 2005, and that certain Fifth Amendment to Amended and Restated Credit and Security Agreement, dated as of December 20, 2005 (as so amended, the “Credit Agreement”).  Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.     Defined Terms.  Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.  In addition, Section 1.1 of the Credit Agreement is hereby amended by adding or amending, as the case may be, the following definitions:

“AAA” has the meaning set forth in Section 8.14.

“Capital Expenditures” means for a period and measured on a consolidated basis, any expenditure of money during such period for capital leases or the purchase or other acquisition of any capital asset.

“EBITDA” means, as determined at the end of each fiscal quarter for the preceding twelve month period and measured on a consolidated basis, the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense and (iii) depreciation and amortization of tangible and intangible assets, before (a) extraordinary gains and losses or gains and losses from the cumulative effect of a change in accounting principles and (b) minority interests, in each case for such period, computed and calculated in accordance with GAAP.

“EBITDAR” means, as determined at the end of each fiscal quarter for the preceding twelve month period and measured on a consolidated basis, the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense, (iii) depreciation and amortization of tangible and intangible assets, and (iv) Lease Expense, before (a) extraordinary gains and losses or gains and losses from the cumulative effect of a change in accounting principles and (b) minority interests, in each case for such period, computed and calculated in accordance with GAAP.

“Floating Rate” means, (i) with respect to Revolving Advances, an annual interest rate equal to the sum of the Prime Rate plus the applicable Margin, and (ii) with respect to Term Advances, an annual interest rate equal to the sum of the Prime Rate plus the applicable Margin, which interest rate shall, in each case, change when and as the Prime Rate changes.

“Guarantor(s)” means CIBER Indiana, LLC, CIBER Alaska, Inc., Remtech Services, Inc., CIBER International, Inc., each other domestic Subsidiary of the Borrower, and any other Person now or hereafter guaranteeing the Indebtedness.

“Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower to the Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrower with the Lender, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

“Interest Expense” means for a fiscal year-to-date period, measured on a consolidated basis, the Borrower’s total gross interest expense during such period (excluding interest income), and shall in any event include (i) interest expensed (whether or not paid) on all Liabilities (other than Liabilities under Swap Contracts), (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Liabilities (other than Liabilities under Swap Contracts) to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

“Maturity Date” means September 30, 2008.

“Obligations” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower to the Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrower with the Lender, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

“OFAC” has the meaning set forth in Section 6.10(c).

“Premises” means all premises where the Borrower or a Subsidiary conducts its business and has any rights of possession.

“Prime Rate” means at any time the rate of interest most recently announced by the Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Lender’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Lender may designate.  Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by the Lender.

“Rules” has the meaning set forth in Section 8.14.

2.     Other than the definition of “Obligations” in Section 1.1 of the Credit Agreement, each reference in the Credit Agreement to “Obligations” is hereby deleted and replaced with the term “Indebtedness”.

3.     Section 2.9(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b)         Margins.  The Margins through and including the first adjustment occurring as specified below shall be negative eight tenths of one percent (<0.80%>) for Floating Rate Advances and one and three quarters of one percent (1.75%) for LIBOR Rate Advances.  The Margins shall be adjusted each fiscal quarter of the Borrower on the basis of the Pricing Ratio as at the end of the previous fiscal quarter, in accordance with the following table (numbers appearing between “< >“ are negative):

Pricing Ratio	Margin for Floating Rate Advances	Margin for LIBOR Rate Advances
> 1.00 <1.50	<0.30%>	2.00%
> 0.75 < 1.00	<0.80%>	1.75%
< 0.75	<1.25%>	1.50%

Reductions and increases in the Margins will be made quarterly within five calendar days following receipt of the Borrower’s financial statements and compliance certificates required under Section 6.1.  Notwithstanding the foregoing, (i) if the Borrower fails to deliver any financial statements or compliance certificates when required under Section 6.1, the Lender may, by notice to the Borrower, increase the Margins to the highest rates set forth above until such time as the Lender has received all such financial statements and compliance certificates, (ii) no reduction in the Margins will be made if a Default Period exists at the time that such reduction would otherwise be made, and (iii) no adjustment in the Margin of a LIBOR Rate Advance shall be made during the Interest Period applicable to such LIBOR Rate Advance.”

4.     Section 2.10(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a)         Unused Line Fee.  For the purposes of this Section 2.10, “Unused Amount” means the Maximum Line reduced by outstanding Revolving Advances and the L/C Amount.  The Borrower agrees to pay to the Lender an unused line fee at the Applicable Unused Line Rate on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable quarterly in arrears on the first day of the month and on the Termination Date.  For purposes of this Section 2.10(a), the ‘Applicable Unused Line Rate’ shall mean, on any date, a rate determined by (i) the Pricing Ratio as of the date hereof and (ii) thereafter, effective on the first day of the month commencing after the month in which the Lender receives the Borrower’s financial statements for the Borrower’s most recently completed fiscal quarter, the Pricing Ratio for the most recently completed fiscal quarter, determined in accordance with the following table:

Pricing Ratio	Applicable Unused Line Rate
> 1.00 <1.50	0.40%
> 0.75 < 1.00	0.30%
> 0.50 < 0.75	0.25%
< 0.50	0.125%”

5.     Section 5.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 5.1           Existence and Power; Name; Chief Executive Office; Federal Employer Identification Number, and Organizational Identification Number.  The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.  Each Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Each of the Borrower and each Guarantor has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.  During its existence, each of the Borrower and each Guarantor has done business solely under the names set forth in Schedule 5.1.  The Borrower’s and each Guarantor’s chief executive office and principal place of business are located at the addresses set forth in Schedule 5.1, and the Borrower’s and each Guarantor’s records relating to its business or the Collateral are kept at those locations.  The Borrower’s federal employer identification number and organization identification number are correctly set forth in Section 3.5.”

6.     Section 5.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 5. 3          Authorization of Borrowing; No Conflict as to Law or Agreements.  The execution, delivery and performance by the Borrower and any

Guarantor of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower’s Owners or such Guarantor’s shareholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or such Guarantor or of the Borrower’s Constituent Documents or such Guarantor’s Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or such Guarantor is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or such Guarantor.”

7.     Section 5.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 5.4           Legal Agreements.  This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and each Guarantor, as the case may be, in accordance with their respective terms.”

8.     Section 5.12 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 5.12          Employees.  There are no controversies pending or threatened between the Borrower or any of its Subsidiaries and any of its employees, other than employee grievances arising in the ordinary course of the Borrower’s or such Subsidiary’s business consistent with past practices which are not, in the aggregate, material to the continued financial success and well-being of the Borrower or such Subsidiary, and the Borrower and each Subsidiary is in compliance in all material respects with all national, federal and state laws respecting employment and employment terms, conditions and practices.”

9.     Section 5.14 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 5.14         Default.  Each of the Borrower and each Subsidiary is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which would reasonably be expected to have a Material Adverse Effect on the Borrower.”

10.   Section 6.1(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.1(e)  Litigation.  Immediately after the commencement thereof, the Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any Subsidiary (i) of the type described in Section 5.15(c) or (ii) which seek a monetary recovery against the Borrower or such Subsidiary in excess of $5,000,000.”

11.   Section 6.1(h) the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.1(h)  Disputes.  Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any written claims by the Borrower’s or any Subsidiary’s customers exceeding $10,000,000 in the aggregate during any fiscal year.”

12.   Section 6.1(l) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.1(l)       Violations of Law.  Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of the Borrower’s or any Subsidiary’s violation of any law, rule or regulation, the non-compliance with which would reasonably be expected to have a Material Adverse Effect on the Borrower or such Subsidiary.”

13.   Section 6.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.3           Permitted Liens; Financing Statements.

(a)           The Borrower will not, and will cause each Subsidiary not to, create, incur or suffer to exist any Lien upon or of any of its or their assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, “Permitted Liens”):

(i)            in the case of any of the Borrower’s or any Subsidiary’s property, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower’s or such Subsidiary’s business or operations as presently conducted or its ownership of such property;

(ii)           statutory Liens of mechanics, materialmen or suppliers incurred in the ordinary course of the Borrower’s or a Subsidiary’s business consistent with past practices and securing amounts not yet due or declared to be due by the claimant thereunder;

(iii)          Liens in existence on the date hereof and listed in Schedule 6.3 hereto, securing indebtedness permitted under Section 6.4;

(iv)          the Security Interest and Liens created by the Security Documents;

(v)           purchase money Liens relating to the acquisition of machinery and equipment by the Borrower or a Subsidiary not exceeding the lesser of cost or fair market value thereof, not exceeding $500,000 in the aggregate during any fiscal year, so long as no Default Period is then in existence and none would exist immediately after such acquisition; and

(vi)          any Lien related to the payment of taxes of up to $500,000 in the aggregate, if such taxes are not then due and payable.

(b)           The Borrower will not, and will cause each Subsidiary not to, amend any financing statements in favor of the Lender except as permitted by law.  Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.”

14.   Section 6.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.4           Indebtedness.  The Borrower will not, and will cause each Subsidiary not to, incur, create, assume or permit to exist, any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower’s or a Subsidiary’s behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

(a)           indebtedness arising hereunder;

(b)           indebtedness which is subordinated to the Indebtedness pursuant to a subordination agreement in favor of the Lender in form and substance reasonably satisfactory to the Lender;

(c)           indebtedness incurred to trade creditors in the ordinary course of the Borrower’s or such Subsidiary’s business consistent with past practices;

(d)           indebtedness of the Borrower or a Subsidiary in existence on the date hereof and listed in Schedule 6.4 hereto;

(e)           indebtedness relating to Permitted Liens;

(f)            indebtedness for capitalized leases which, in the aggregate, amount to less than $15,000,000 per year;

(g)           indebtedness owed by the Borrower or a Subsidiary of the Borrower to a foreign Subsidiary of the Borrower; and

(h)           indebtedness incurred by foreign Subsidiaries which, in the aggregate, is less than the equivalent in U.S. Dollars (as determined by the Lender using any reasonable method it deems appropriate to determine such amount, with such determination being conclusive absent manifest error) of $5,000,000 less the aggregate amount of the guaranties, endorsements and other direct or contingent liabilities permitted under Section 6.5(c).”

15.   Section 6.5 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.5           Guaranties.  The Borrower will not, and will cause each Subsidiary not to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

(a)           the endorsement of negotiable instruments by the Borrower or a Subsidiary for deposit or collection or similar transactions in the ordinary course of business consistent with past practices;

(b)           guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto; and

(c)           guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of Subsidiaries not listed in Schedule 6.4 hereto up to an aggregate amount of the equivalent in U.S. Dollars (as determined by the Lender using any reasonable method it deems appropriate to determine such amount, with such determination being conclusive absent manifest error) of $5,000,000 less the aggregate amount of the indebtedness permitted under 6.4(h).”

16.   Section 6.10 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.10  Compliance with Laws.

(a)           The Borrower shall (i) comply, and cause each Subsidiary to comply, with the requirements of applicable laws and regulations, the non compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

(b)           Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply, and cause each Subsidiary to comply, with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

(c)           The Borrower shall (i) ensure, and cause each Subsidiary to ensure, that no Owner shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (‘OFAC’), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Lender to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the USA Patriot Act as required by federal law and the Lender’s policies and practices.”

17.   Section 6.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.11  Payment of Taxes and Other Claims.  The Borrower will, and will cause each Subsidiary to, pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all foreign and U.S. national, federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower or such Subsidiary; provided, that (x) neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being diligently contested in good faith by appropriate proceedings and for which proper reserves have been made, so long as the amount so contested is shown on the Borrower’s financial statements and the contesting of any such payment does not give rise to a Lien and (y) the Borrower and the Subsidiaries shall only be required to pay such taxes, assessments, charges and claims to the extent that the aggregate amount of such taxes, assessments, charges and claims exceeds $500,000.”

18.   Section 6.15 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.15  Preservation of Existence.  The Borrower will, and will cause each Subsidiary to, preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business consistent with past practices and shall conduct its business in an orderly, efficient and regular manner.”

19.   Section 6.19 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.19.        Guaranties.  The Borrower shall promptly (but in any case no more than 30 days after the occurrence of any such event) obtain guaranties, in form and substance acceptable to the Lender, from each domestic Subsidiary of the Borrower that results from merger, acquisition, creation or otherwise after the date hereof, together with corporate or company resolutions of each such Guarantor authorizing such Guarantor to enter into the guaranty in form and substance acceptable to the Lender.  Within 15 days of any request by the Lender after the occurrence of a Security Event, the Borrower shall, at the Borrower’s cost and expense, cause each domestic Subsidiary to execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce a Lien on all of the assets of each such domestic Subsidiary, each in form and substance acceptable to the Lender in its sole discretion.”

20.   Section 6.25 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.25         Place of Business; Name.  The Borrower will not, and will cause each Subsidiary not to, transfer its chief executive office or principal place of business or sell any business location without giving the Lender at least ten (10) days’ prior written notice.  The Borrower will not, and will cause each Subsidiary not to, permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest.  The Borrower will not, and will cause each Subsidiary not to, change its name or jurisdiction of organization without giving the Lender at least ten (10) days’ prior written notice.”

21.   Section 6.27 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 6.27         Constituent Documents.  The Borrower will not, and will cause each Subsidiary not to, amend its Constituent Documents without giving the Lender prior written notice thereof.”

22.   Section 8.14 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 8.14         Governing Law; Arbitration.

(a)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

(b)           Arbitration.  The Borrower and the Lender agree, upon demand by the Borrower or the Lender, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

(c)           Governing Rules.  Any arbitration proceeding will (i) proceed in a location in Colorado selected by the American Arbitration Association (“AAA”);

(ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by the other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by the Lender of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(d)           No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of either party to (i) foreclose against Collateral; (ii) exercise self-help remedies relating to Collateral or proceeds of Collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(e)           Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided, however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State of Colorado or a neutral retired judge of the state or federal judiciary of Colorado, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of Colorado and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Colorado Rules of Civil Procedure or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(f)            Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(g)           Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(h)           Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(i)            Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.”

23.   Schedule 5.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit A attached hereto.

24.   Schedule 5.2 of the Credit Agreement is hereby amended by replacing the organizational chart set forth therein with the following organizational chart:

“

”

25.   Schedule 6.4 of the Credit Agreement is hereby amended by adding the following:

“Permitted Indebtedness and Guaranties

Indebtedness

CIBER Entity	Creditor	Principal Amount	Maturity Date	Monthly Payment	Collateral

Consultants In Business Engineering & Research Sweden AB	SEB Skandinaviska Enskilda Banken	10,000,000 SEK	Ongoing, 3 Months Notice	N/A	Accounts

Consultants In Business Engineering & Research Sweden AB	SEB Skandinaviska Enskilda Banken	2,500,000 SEK	11/15/2006	N/A	None

CIBER (UK) Ltd.	Royal Bank of Scotland	250,000 GBP	N/A	N/A	None

CIBER NORGE AS	DNB NOR	NOK 10 mill.	3/30/2011	N/A	N/A

CIBER NORGE AS	DNB NOR	NOK 5 mill	11/15/2006	N/A	N/A

Guaranties

Primary Obligor	Amount and Description of Obligation Guaranteed	Beneficiary of Guaranty

NONE”

26.   No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

27.   Ratification.  The Borrower agrees that its failure to deliver to the Lender, on or before November 30, 2006, (a) a certificate of the secretary of the Borrower certifying as to the resolutions of the board of directors of the Borrower ratifying the execution and delivery of this Amendment and (b) a certificate of a director or the sole member of each Guarantor certifying as to the resolutions of the board of directors or sole member of such Guarantor ratifying the execution and delivery of such Guarantor’s Guaranty, each in form and substance acceptable to the Lender in its sole discretion, shall constitute an Event of Default.

28.   Release of Guaranty.  The Lender hereby releases the Guaranty by CIBER (UK) Limited in favor of the Lender dated as of December 15, 2002.

29.   Senior Indebtedness.  The Borrower hereby acknowledges and agrees that, both prior to and after the date on which this Amendment becomes effective, the Borrower’s obligations to the Lender, including without limitation the Indebtedness, are “Senior Indebtedness” (as defined in the Indenture, dated as of December 2, 2003 between the Borrower and Wells Fargo Bank Minnesota, National Association, as Trustee (the “Indenture”)), for purposes of the Indenture.  The Borrower acknowledges that nothing contained in this Amendment, any previous amendment to the Credit Agreement or the Credit Agreement is intended to or shall impair as among the Borrower, the holders of certain debentures issued by the Borrower and the Lender, the obligations of the Borrower to the Lender as a holder of “Senior Indebtedness” (as defined in the Indenture, dated as of December 2, 2003 between Customer and Wells Fargo Bank Minnesota, National Association, as Trustee (the “Indenture”)), and the obligations of the Borrower to the holders of such debentures, which are subordinate to the obligations of the Borrower to the Lender, including without limitation the Indebtedness, as Senior Indebtedness under the provisions of the Indenture.  The Borrower hereby confirms that its obligations, including without limitation the Indebtedness, to the Lender are Senior Indebtedness for purposes of the Indenture.

30.   Conditions Precedent.  This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)   The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

(b)   A Certificate of the Secretary of the Borrower certifying as to (i) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of August 15, 2003 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (ii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of August 15, 2003 as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(c)   The Guaranty of each of CIBER Indiana, LLC, CIBER Alaska, Inc. and Remtech Services, Inc., each duly executed by the appropriate Guarantor.

(d)   Evidence that, since the date of the most recent financial statements, there has been no change in the Borrower’s business, properties or condition (financial or otherwise) which has had a Material Adverse Effect.

(e)   Such other matters as the Lender may require.

31.   Representations and Warranties.  The Borrower hereby represents and warrants to the Lender as follows:

(a)   The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)   The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)   All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

32.   References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

33.   No Waiver.  The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

34.   Release.  The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

35.   Costs and Expenses.  The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

36.   Miscellaneous.  This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, N.A.		CIBER, INC.

By:	/s/ Catherine M. Jones	By:	/s/ David G. Durham
Name: Catherine M. Jones		Name: David G. Durham
Its: Senior Vice President		Its: Chief Financial Officer